Exhibit 10.4

SECOND AMENDMENT TO AMENDED AND RESTATED GUARANTEE

AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED GUARANTEE AGREEMENT (this “Amendment”) dated as of June 7, 2021 (the “Effective Date”), by and between TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company (“Guarantor”), and GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, TPG RE Finance 2, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”) and Buyer are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of December 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, Guarantor guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Amended and Restated Guarantee Agreement, dated as of May 4, 2018 (as heretofore amended, restated, supplemented or otherwise modified, the “Guaranty”), from Guarantor to Buyer; and

WHEREAS, Guarantor and Buyer wish to amend and modify the Guaranty upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified as follows:

1. Amendment of Guaranty. Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified as of the Effective Date as follows:

(a) Exhibit A to the Guaranty is hereby amended by inserting the following new definition in correct alphabetical order:

“Second Amendment Effective Date” means June 7, 2021.

(b) Exhibit A to the Guaranty is hereby amended by deleting and replacing the definitions of “Tangible Net Worth” and “Total Equity” in their entirety with the following:

““Tangible Net Worth” means, with respect to any Person, as of any date of determination, on a consolidated basis, (a) the total tangible assets of such Person, less (b) the total liabilities of such Person, in each case, on or as of such date and as determined in accordance with GAAP, each of which shall be adjusted to exclude the then-current amount of CECL Reserves and other unrealized valuation reserves, if any. For the avoidance of doubt, tangible net worth will reflect realized losses recorded against the equity of any assets of the Guarantor or its Subsidiaries from and after April 1, 2020.”

““Total Equity” means, as of any date of determination, (a) with respect to any Person, the sum of all shareholder equity of such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, and (b) with respect to Guarantor, (i) the sum of all shareholder equity of such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus (ii) any other equity instrument(s) issued by such Person or its Subsidiary that is or are classified as temporary equity under GAAP.”

(c) Section 9(a) of the Guaranty is hereby deleted in its entirety and replaced with the following:

“(a) Guarantor hereby agrees that, until the Repurchase Obligations have been paid in full, Guarantor shall not, with respect to itself and its Subsidiaries on a consolidated basis, directly or indirectly:

(i) permit the ratio of Total Indebtedness to Total Adjusted Equity at any time to exceed 4.25 to 1.0;

(ii) permit Liquidity at any time to be less than the greater of (A) Fifteen Million and No/100 Dollars ($15,000,000.00) and (B) 5.0% of Guarantor’s Recourse Indebtedness;

(iii) permit the Tangible Net Worth at any time to be less than the sum of (A) $1,000,000,000.00, plus (B) seventy-five percent (75%) of the proceeds of all equity issuances (net of underwriting discounts and commissions, and other out-of-pocket expenses related to such equity issuances) made by Guarantor or TRT, without duplication, after the Second Amendment Effective Date, minus (C) seventy-five percent (75%) of the book value or net proceeds, as applicable, of any preferred or redeemable equity or stock that is redeemed or repurchased after the Second Amendment Effective Date; and

(iv) as of any date of determination, permit the ratio of (A) EBITDA for the period of twelve (12) consecutive months ended on such date (if such date is the last day of a fiscal quarter) or the last day of the fiscal quarter most recently ended prior to such date (if such date is not the last day of a fiscal quarter) to (B) Interest Expense for such period to be less than 1.5 to 1.0.”

2. Amendment of Transaction Documents. From and after the date hereof, all references in the Repurchase Agreement and the other Transaction Documents to the “Guarantee Agreement” shall be deemed to refer to the Guaranty as amended and modified by this Amendment and as same may be further amended, modified and/or restated.

3. Reaffirmation of Representations and Warranties. Guarantor hereby represents and warrants to Buyer that, as of the date hereof, (i) it has the power to execute, deliver and perform its respective obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by it for good and valuable consideration, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, and (iii) neither the execution and delivery of this Amendment, nor the consummation by it of the transactions contemplated by this Amendment, nor compliance by it with the terms, conditions and provisions of this Amendment will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, other than pursuant to this Amendment, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (B)-(D) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect. Guarantor hereby represents and warrants to Buyer that all of the representations and warranties set forth in Section 8 of the Guaranty remain true and correct in all material respects as of the date hereof.

4. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or executed via DocuSign by facsimile or email transmission shall be effective as delivery of a manually executed original counterpart thereof.

5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

6. Expenses. Seller hereby acknowledges and agrees that Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Buyer in connection with documenting and consummating the modifications contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of Buyer’s external legal counsel.

7. Reaffirmation of Guaranty. Guarantor acknowledges and agrees that, except as modified hereby, the Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms, including, for the avoidance of doubt, Section 9(c) of the Guaranty.

8. Repurchase Agreement, Guaranty and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Seller and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Prachi Bansal
Name: Prachi Bansal
Title: Authorized Person

[Signature Page to Second Amendment to Amended and Restated Guarantee Agreement]

GUARANTOR:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Deborah Ginsberg
Name: Deborah Ginsberg
Title: Vice President

Acknowledged and Agreed as of the date first set forth above:

SELLER:

TPG RE FINANCE 2, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Deborah Ginsberg
Name: Deborah Ginsberg
Title: Vice President

[Signature Page to Second Amendment to Amended and Restated Guarantee Agreement]